UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INSPERITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0479645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

19001 Crescent Springs Drive Kingwood, Texas	77339
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Registration A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this "Form 8-A") is being filed by Insperity, Inc. (the "Company"), with the Securities and Exchange Commission (the "SEC") in connection with the dual listing of its common stock, par value $0.01 per share (the "Common Stock"), with NYSE Texas, Inc. under the trading symbol "NSP." The Common Stock is currently listed on the New York Stock Exchange under the symbol "NSP."

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.2 of the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on February 11, 2025, to which this Form 8-A relates, is incorporated herein by reference.

We expect the listing and trading of the Common Stock on the NYSE Texas, Inc. to commence on August 15, 2025 under the symbol "NSP."

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE Texas, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

Date: August 14, 2025	By:	/s/ Christian P. Callens
Christian P. Callens
Senior Vice President of Legal, General Counsel and Secretary